EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made this 2nd day of October, 2000 by and between Piranha, Inc. a Delaware corporation (the "Company"), and Dr. Xiaolin Wu ("Executive").

         WHEREAS, the Company wishes to employ Executive and Executive desires to be employed by the Company as its Director of Research and Development upon the terms and conditions set forth herein;

         WHEREAS, the Company is engaged in the business of developing, marketing and selling data compression technology and consulting and integrating related business technology solutions (the "Business").

         NOW,  THEREFORE,  in  consideration  of the  foregoing  and the  mutual covenants and promises in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

         1.  EMPLOYMENT.    The Company agrees to employ Executive and Executive
agrees to be employed by the Company as Director of Research and Development.

         2. TERM OF EMPLOYMENT. Executive's employment will commence on October 2, 2000 and unless earlier terminated in accordance with P. 8 below will continue for a term of three years, ending on October 1, 2003 (the "Initial Term"). At the end of the Initial Term, the term of employment will be automatically extended for successive one year terms (each an "Extended Term") unless either party elects not to renew this Agreement by giving written notice of such election at least sixty days prior to the scheduled expiration of the Initial Term or then-current Extended Term, as applicable. The Executive's entire term of employment hereunder is hereinafter called the "Employment Term."

         3. POSITION AND RESPONSIBILITIES. As Director of Research and Development, the Executive shall report directly to the President and Chief Operating Officer of the Company and shall have such duties and responsibilities as said President and the Board of Directors of the Company shall from time to time prescribe.

         4. COMMITMENT. During the Employment Term, Executive shall devote all of his business time, attention, skill, and efforts to the faithful performance of his duties herein.

         5. COMPENSATION.The following shall constitute Executive's compensation hereunder:

         (A) BASE SALARY. During the Employment Term, the Company will pay Executive an initial base salary (the "Base Salary") of $160,000 per year payable in accordance with the Company's then-current executive salary payment

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practice. The Base Salary may be reviewed during the Employment Term in the sole discretion of the Company's Board of Directors, and shall not be decreased without the prior written consent of Executive.

         (B) FRINGE BENEFITS. Executive will be entitled to participate in group life and medical insurance plans, profit-sharing and similar plans and other fringe benefits (collectively, "Fringe Benefits"), comparable to those made available by the Company to its other executive employees, in accordance with the terms of such plans. The Company will reimburse Executive for the cost of Executive's health care benefits for Executive and Executive's spouse during the Employment Term.

         (C) WITHHOLDING. All compensation payable to Executive under this Agreement is stated in gross amount and to the extent required by law will be subject to all applicable withholding taxes, other normal payroll deductions, and any other amounts required by law to be withheld.

         (D) EXPENSES. The Company, in accordance with its then-current policies and past practices, will promptly pay or reimburse Executive for all expenses (including travel and entertainment expenses) reasonably incurred by Executive during the Employment Term in connection with the performance of Executive's duties under this Agreement, provided that Executive, if so requested by the Company's President, must provide to the Company documentation or evidence of expenses for which Executive seeks reimbursement.

         6. VACATION AND HOLIDAYS. During the Employment Term, Executive will be entitled to receive paid vacation for four weeks each year and paid holidays in accordance with then-current Company policy.

         7. LOCATION OF EMPLOYMENT. Executive will be entitled to perform his duties under this Agreement at 6060 North Central Expressway, Suite 560, Dallas, Texas or such location(s) that the Company and Executive mutually determine to be in the best interests of the Company.

         8. TERMINATION.

         (a) If there has been a material breach of this Agreement or any other agreement executed by Executive in favor of the Company, the Company may terminate this Agreement upon fifteen days' prior written notice to Executive. Executive shall have the right to cure any such breach within such fifteen-day period. Any uncured breach shall be considered "cause" hereunder. Upon expiration of such notice period, this Agreement shall without any further notice or action be automatically terminated and Executive shalll not be entitled to receive any further compensation (whether in the form of Base Salary, Incentive Compensation, Fringe Benefits or otherwise) other than accrued but unpaid Base Salary and any vested stock options. Notwithstanding the foregoing, any of the following events will also be deemed a material breach of this Agreement that is incapable of being cured:

         (i) Executive's continued and deliberate neglect of, willful misconduct in connection with the performance of, or refusal to perform his duties hereunder;

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         (ii) Executive's  failure  to  devote  his  full  business  time to the
Company's business;

         (iii) willful misconduct on the part of Executive that causes or is likely to cause a material financial injury to the Company, including, without limitation, Executive's embezzlement of the Company's funds or theft or misappropriation of the Company's or any other party's property; or

         (iv) Executive's conviction of a felony class crime.

         (b) The Employment Term will terminate immediately upon the death or disability of Executive. Disability of Executive will be deemed to have occurred whenever Executive has suffered physical or mental illness, injury, or infirmity that prevents Executive from fulfilling his duties under this Agreement for 120 consecutive days and the Company determines in good faith that such illness or other disability is likely to continue for at least the next following 30 days. In the case of death or disability, Executive will be entitled to receive accrued but unpaid Base Salary as of the date of such termination but all other obligations of the Company to pay Executive any further compensation (other than death and disability benefits, if any) or otherwise, will terminate. Executive's Base Salary during any period of disability will be reduced by any benefits Executive receives from Company-provided disability insurance (if any such insurance exists).

         (c) The Company may elect to terminate this Agreement without cause upon 60 days prior written notice; provided, that the Company shall continue to pay Executive all compensation in accordance with P. 5 hereof for the remainder of the Initial Term or then-current Extended Term as applicable.

         (d) Executive may elect to terminate this Agreement upon 30 days prior written notice to the Company if there has been a material breach of this Agreement by the Company, unless such breach has been cured within such 30 day period.

         9. MODIFICATION AND WAIVER. This Agreement may not be modified or amended except by an instrument in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except by written instrument of the party charged with such waiver. No such written waiver will be deemed to be a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         10. SEVERABILITY. If, for any reason, any provision of this Agreement is held invalid, such invalidity will not affect any other provision of this Agreement, and each provision will to the full extent consistent with law continue in full force and effect. If any provision of this Agreement is held invalid in part, such invalidity will in no way affect the rest of such provision, and the rest of such provision, together with all other provisions of this Agreement, will, to the full extent consistent with law, continue in full force and effect.

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         11. NOTICES.  Any notice or consent  required or permitted  pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given if sent by certified or registered United States mail; prepaid, by overnight courier; or when personally delivered, addressed to the respective party at his address shall appear on the records of the Company.

         12. HEADINGS. The headings and other captions in this Agreement are included solely for convenience of reference and will not control the meaning and interpretation of any provision of this Agreement.

         13.  GOVERNING LAW.   The validity,  interpretation,  performance,  and
enforcement of this Agreement shall be governed by the laws of the State of Illinois, except with respect to conflicts of laws principles.

         14. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of Executive, the Company, and their respective successors and permitted assigns. The Company will be entitled to assign its rights and duties under this Agreement provided that the Company will remain liable to Executive should such assignee fail to perform its obligations under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  Piranha, Inc.

                                  By:___________________________________________

                                  Xiaolin Wu